Exhibit 99.1

Faraday Future Announces Positive Progress with Its Historical Liabilities; Launches Its EAI Robotics “Built in USA” Initiative, and Previews the FF “Built in USA” Industry Chain Partner Recruitment Conference Scheduled on August 26th and Sep 28th

●	With the active support of suppliers, creditors, and other industry partners, FF continues to optimize its total liabilities. Based on disclosed figures, total liabilities decreased from approximately $355 million at the end of Q3 2025, when the EAI Robotics business began, to approximately $230 million at the end of Q1 2026, with further progress ongoing. The Company plans to reduce and optimize its total liabilities to below $100 million over the next three to four quarters, providing continued support for the growth of its robotics business in the most effective manner.

●	The FCC’s recent robotics policy creates a favorable opportunity for FF to further accelerate its “Built in USA” initiative and build a U.S. robotics ecosystem supporting the nationwide rollout of its “Four-Core Full-Stack AI” strategy. To prevent this early-stage, high-growth business from being constrained by historical liabilities related to historical issues following FF’s 2021 IPO and automotive strategy, the Company is also accelerating its debt-resolution efforts, a priority shared by investors supportive of FF’s robotics growth potential and its robotics partners.

●	The Company plans to host the FF “Built in USA” Industry Chain Partner Recruitment Conference in two sessions: August 26, 2026 for downstream partners, including major B2B customers, robotics dealers and distributors across the United States, system integrators, data partners, and RoboShare’s robot-sharing and rental platform, and September 28 for upstream partners, including U.S.-based robotics manufacturing partners, core computing and AI partners, key component suppliers, and certification and compliance partners.

●	FF EAI Robotics is coming off a strong sales month with achieved sales and shipments of 152 units in July, setting another monthly record and securing a strong first-month win for the Q3 Robotics Practical Deployment Campaign under its “Four-Core Full-Stack AI” ecosystem strategy. Cumulative sales and shipments reached 394 units for the year.

Los Angeles, CA (August 4, 2026) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or the “Company”), a California-based global Embodied AI (EAI) ecosystem company, today announced that it has achieved meaningful progress in addressing its historical liabilities with the active support of suppliers, creditors and other industry partners. Based on disclosed figures, total liabilities decreased from approximately $355 million at the end of Q3 2025, when the EAI Robotics business began, to approximately $230 million at the end of Q1 2026, with further progress ongoing. The Company plans to reduce and optimize its total liabilities to below $100 million over the next three to four quarters, providing continued support for the growth of its robotics business in the most effective manner.

FF’s elimination of historical liabilities aims to create a stronger platform for its robotics business from several perspectives.

Strategic: May accelerate FF’s transformation into a Physical AI company.

Business: Could leverage FF’s mature supply chain to expand the robotics supplier base and advance the Four-Core Full-Stack AI ecosystem.

Financial: May improve the Company’s balance sheet, operating efficiency, and capital utilization.

Capital: Could strengthen market confidence, financing capabilities, and long-term capital support.

Industry: May help invest more resources in the Company’s “Built in USA” initiative, local supply chains, and the U.S. robotics ecosystem.

As part of its “Built in USA” robotics initiative, the Company plans to host the FF “Built in USA” Industry Chain Partner Recruitment Conference in August 2026. The first session of the Conference will take place on August 26, 2026, focusing on downstream partners, showcasing the EAI education ecosystem’s interim achievements, and advancing its nationwide rollout. Participants will include major B2B customers, robotics dealers and distributors across the United States, system integrators, data partners, RoboShare’s robot-sharing and rental platform, and other use-case and channel partners.

The second session, scheduled for September 28, will focus on upstream partners. Invitees will include U.S.-based robotics manufacturing partners, core computing and AI partners, key component suppliers, certification and compliance partners, government and industry partners, as well as other R&D and manufacturing partners.

FF’s robotics sales are coming off a strong month in July. FF EAI Robotics achieved sales and shipments of 152 units, setting another monthly record and securing a strong first-month win for the Q3 Robotics Practical Deployment Campaign under our “Four-Core Full-Stack AI” ecosystem strategy. As of the end of July, cumulative sales and shipments reached 394 units, as FF continued making steady progress toward its full-year shipment target of 2,000 units. FF’s four industry ecosystems and productivity solutions—across education, industrial applications, security and inspection, and other existing markets—are rapidly taking shape, building sustained momentum for the continued ramp-up of sales and deliveries.

Seizing the opportunity created by the FCC’s new policy on robotics, FF has launched the FF EAI Robotics “Built in USA” Acceleration Program, with the goal of fully implementing its “Four-Core Full-Stack AI” robotics ecosystem across the United States. The program will be carried out in three phases:

Phase One: The Company has already completed the initial localized implementation of three of the four cores—the EAI Brain; EAI industry productivity solutions and developer platform; and the EAI Data Factory. This has established a solid technology foundation for the continued development of FF’s robot device core and enabled FF to prepare well in advance for potential future ICTS-related regulatory requirements.

Phase Two: Accelerate the transition to “Assembled in USA” for FF’s robot devices and the parts subject to FCC compliance requirements. The Company is working to localize robot production in the United States within a shorter timeframe and with greater efficiency, including exploring plans for FF Hanford manufacturing facility transformation and new location exploration.

Phase Three: Ultimately achieve “Made in USA” for FF’s robot devices and certain parts subject to the FCC’s Covered List requirements.

ABOUT FARADAY FUTURE

Founded in 2014, Faraday Future (FF) is a U.S.-based Physical AI ecosystem company dedicated to reshaping the future of robotics and mobility solutions through AI innovation and technologies. FF focuses on two major product strategies within the Embodied AI (EAI) robotics business: EAI humanoid and bionic robots, and EAI automotive-focused robots. By building a Three-in-One ecosystem of “Device, Data, EAI Brain & Open-Source and Open Platform,” FF aims to create an evolutionary flywheel: scaled device delivery, data collection and training, continuous evolution of the EAI Brain, stronger product capability, and even larger-scale delivery and deployment. Through this flywheel, FF seeks to maximize its commercial value and lead to the advancement of Physical AI. For more information, please visit Faraday Future’s official website: https://www.ff.com/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding potential future legal actions against alleged illegal market manipulation or similar improper activities, and FF’s entry into the embodied AI robotics market and robotics deliveries and development, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations, which it currently lacks; the availability of sufficient share capital to meet its current obligations and execute on its strategy; the willingness of convertible debt investors to fund the Company; demand for the Company’s robotics products; the ability of B2B preorder companies to locate customers to purchase our robotics products, on which their nonbinding preorders substantially depend; competition in the robotics industry, which includes companies with far superior experience, funding and name recognition; the ability of the Company to build an EAI education ecosystem that serves both the B2C consumer market and the B2B institutional education market; the acceptance by teachers and students of the Company’s robotics products in the education market; the ability of the Company to expand into additional markets for its robotics products; the Company’s reliance on a single OEM for most of its robotics products; the Company’s reliance on Chinese OEMs for all of its robotics products; the possibility of the federal government banning imports of Chinese robotics products; the Company’s ability to get the planned robotics products to comply with all applicable U.S. rules and regulations; the ability of the robotics OEM to timely supply robotics to the Company; tariff uncertainty for imported products, particularly from China; demand from automobile dealers for robotics products; the Company’s ability to homologate FX vehicles for sale; the Company’s ability to secure the necessary funding to execute on the FX strategy, which is substantial; the Company’s ability to secure an occupancy certificate covering all of its Hanford facility; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of substantial losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026, and Form 10-K filed with the SEC on March 31, 2026, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (English): ir@ff.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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